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                                                                  EXHIBIT (i)(2)

                       PIPER MARBURY RUDNICK & WOLFE LLP
                            30 South Charles Street
                        Baltimore, Maryland 21201-3018


                               November 24, 1999




The Prudential Investment Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

        Re:  Registration Statement on Form N-1A
             -----------------------------------

Ladies and Gentlemen:

        Please refer to our opinion letter to you of September 27, 1999, concerning certain matters of Maryland law relating to the incorporation and shares of The Prudential Investment Portfolios, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof and consent to your filing a copy of the same with Post-Effective Amendment No. 12 to the Fund's Registration Statement on Form N-1A, Registration No. 33-61997, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 13 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-7343 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.001 par value, of the Fund.

                                    Very truly yours,


                                    /s/ Piper Marbury Rudnick & Wolfe LLP